EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  March 7, 1999

                                      among

                        BROWNING-FERRIS INDUSTRIES, INC.

                          ALLIED WASTE INDUSTRIES, INC.

                                       and

                         AWIN I ACQUISITION CORPORATION









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                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             THE MERGER..................................................................................1

                      SECTION 1.01.         The Merger............................................................1
                      SECTION 1.02.         Conversion of Shares..................................................2
                      SECTION 1.03.         Payment of Shares.....................................................2
                      SECTION 1.04.         Stock Options.........................................................4
                      SECTION 1.05.         Dissenting Shares.....................................................5

ARTICLE II            THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS...........................................5
                      SECTION 2.01.         Certificate of Incorporation..........................................5
                      SECTION 2.02.         Bylaws................................................................6
                      SECTION 2.03.         Directors and Officers................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF PARENT  AND MERGER SUBSIDIARY.............................6
                      SECTION 3.01          Organization and Qualification........................................6
                      SECTION 3.02          Authority; Non-Contravention; Approvals...............................7
                      SECTION 3.03          Proxy Statement.......................................................8
                      SECTION 3.04          Ownership of Company Common Stock.....................................8
                      SECTION 3.05          Financing.............................................................9
                      SECTION 3.06          Reports, Financial Statements, etc....................................9
                      SECTION 3.07          Brokers and Finders...................................................9
                      SECTION 3.08          Absence of Undisclosed Liabilities...................................10

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................10
                      SECTION 4.01          Organization and Qualification.......................................10
                      SECTION 4.02          Capitalization.......................................................11
                      SECTION 4.03          Subsidiaries.........................................................12
                      SECTION 4.04          Authority; Non-Contravention; Approvals..............................13
                      SECTION 4.05          Reports and Financial Statements.....................................14
                      SECTION 4.06          Absence of Undisclosed Liabilities...................................15
                      SECTION 4.07          Absence of Certain Changes or Events.................................15
                      SECTION 4.08          Litigation...........................................................15
                      SECTION 4.09          Proxy Statement......................................................16
                      SECTION 4.10          No Violation of Law..................................................16
                      SECTION 4.11          Compliance with Agreements...........................................16
                      SECTION 4.12          Taxes................................................................17

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                      SECTION 4.13          Employee Benefit Plans; ERISA........................................18
                      SECTION 4.14          Labor Controversies..................................................20
                      SECTION 4.15          Environmental Matters................................................20
                      SECTION 4.16          Non-competition Agreements...........................................21
                      SECTION 4.17          Title to Assets......................................................21
                      SECTION 4.18          Company Stockholders' Approval.......................................22
                      SECTION 4.19          Opinion of Financial Advisor.........................................22
                      SECTION 4.20          Brokers and Finders..................................................22

ARTICLE V             COVENANTS..................................................................................23
                      SECTION 5.01          Conduct of Business by the Company Pending the Merger................23
                      SECTION 5.02          Control of the Company's Operations..................................27
                      SECTION 5.03          Acquisition Transactions.............................................27
                      SECTION 5.04.         Access to Information................................................28
                      SECTION 5.05.         Notices of Certain Events............................................29
                      SECTION 5.06.         Merger Subsidiary....................................................30
                      SECTION 5.07.         Employee Benefits....................................................30
                      SECTION 5.08.         Meeting of the Company's Stockholders................................34
                      SECTION 5.09.         Proxy Statement......................................................34
                      SECTION 5.10.         Public Announcements.................................................35
                      SECTION 5.11          Expenses and Fees....................................................35
                      SECTION 5.12          Agreement to Cooperate...............................................37
                      SECTION 5.13          Directors' and Officers' Indemnification.............................39

ARTICLE VI            CONDITIONS TO THE MERGER...................................................................41
                      SECTION 6.01.         Conditions to the Obligations of Each Party..........................41
                      SECTION 6.02.         Conditions to Obligation of the Company to Effect the Merger.........42
                      SECTION 6.03          Conditions to Obligations of Parent and Subsidiary to
                                            Effect the Merger....................................................43


ARTICLE VII           TERMINATION................................................................................44
                      SECTION 7.01.         Termination..........................................................44

ARTICLE VIII          MISCELLANEOUS..............................................................................46
                      SECTION 8.01.         Effect of Termination................................................46
                      SECTION 8.02.         Non-Survival of Representations and Warranties.......................46
                      SECTION 8.03          Notices..............................................................46
                      SECTION 8.04          Interpretation.......................................................47
                      SECTION 8.05          Miscellaneous........................................................47

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                      SECTION 8.06          Counterparts.........................................................48
                      SECTION 8.07.         Amendments; No Waivers...............................................48
                      SECTION 8.08.         Entire Agreement.....................................................48
                      SECTION 8.09.         Severability.........................................................49
                      SECTION 8.10.         Specific Performance.................................................49



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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 7, 1999, among Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), Allied Waste Industries, Inc., a Delaware corporation ("Parent"), and AWIN I Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

                  Whereas, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved the merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. (a) Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Subsidiary shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Merger Subsidiary shall cease. At the election of Parent, any wholly owned subsidiary of Parent may be substituted for Merger Subsidiary as a constituent corporation in the Merger (provided that such election shall not delay the consummation of the Merger or adversely affect the benefits of the Merger to the Company and its stockholders). As a condition of such an election, the parties and such additional subsidiary shall execute an appropriate amendment to this Agreement in order to reflect such election and the provisions of Section 5.06 shall apply with respect to such subsidiary instead of Merger Subsidiary.

                  (b) The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the
"Certificate of Merger") in accordance with Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed, or at such other time as Merger Subsidiary and the Company shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").


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                  (c) The Merger shall have the effect  specified under Delaware
Law. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent.

     SECTION 1.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

                           (a) each issued and outstanding share of the Company's Common Stock, par value $.16-2/3 per share ("Company Common Stock") held by the Company as treasury stock and each issued and outstanding share of Company Common Stock owned by any subsidiary of the Company, Parent, Merger Subsidiary or any other subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

                           (b) each  issued  and  outstanding  share of  Company
                  Common Stock, other than (i) shares of Company Common Stock referred to in paragraph (a) above and (ii) Dissenting Shares (as defined in Section 1.05) shall be converted into the right to receive an amount in cash, without interest, equal to $45.00 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

                           (c) each  issued  and  outstanding  share of  capital
                  stock of Merger Subsidiary shall be converted into one fully paid and nonassessable share of common stock, par value $.16-2/3, of the Surviving Corporation.

                  SECTION 1.03. Payment of Shares. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon surrender of certificates representing the shares of Company Common Stock. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's stockholders cash in an aggregate amount necessary to make the payments pursuant to Section 1.02 to holders of shares of Company Common Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct


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obligations  of the United  States of  America,  obligations  for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.



                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), and whose shares were converted into the right to receive Merger Consideration pursuant to Section 1.02, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the product of the number of shares of Company Common Stock represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.03, each Certificate (other than Certificates representing shares of Company Common Stock owned by any subsidiary of the Company, Parent, Merger Subsidiary or any other subsidiary of Parent and shares of Company Common Stock held in the treasury of the Company, which have been canceled, and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares of Company Common Stock evidenced by such Certificate, without any interest thereon.

                  (c) At and after the Effective Time, there shall be no registration of transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books


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of the Surviving Corporation.  From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be cancelled and exchanged for cash as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

                  (d) At any time more than six months after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of Company Common Stock shall look only to Parent (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

                  SECTION 1.04. Stock Options. The Company shall (a) terminate the Company's Restated 1990 Stock Option Plan, Restated 1993 Non-Employee Director Stock Plan, Restated 1993 Stock Incentive Plan, Restated 1996 Stock Incentive Plan and 1987 Stock Option Plan (collectively, the "Company Option Plans") immediately prior to the Effective Time without prejudice to the rights of the holders of options (the "Options") awarded pursuant thereto and (b) following such termination grant no additional Options under the Company Option Plans. Prior to the Effective Time, the Company will take all actions necessary, including, without limitation, using its reasonable efforts to obtain any consents necessary or desirable from holders of Options, to provide that, upon the Effective Time, each outstanding Option shall be canceled automatically and


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at the Effective Time,  Parent or the Surviving  Corporation  shall provide such holder with a lump sum cash payment (less any applicable withholding) equal to the product of (i) the total number of shares of Company Common Stock subject to the Option immediately prior to the Effective Time and (ii) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option.

                  SECTION 1.05. Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with
Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to Delaware Law; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under Delaware Law, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest. Parent and the Surviving Corporation shall comply with all of their obligations under Delaware Law with respect to holders of Dissenting Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.


                                   ARTICLE II

                THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS

                  SECTION 2.01. Certificate of Incorporation. The Restated Certificate of Incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law and the terms of this Agreement; provided, however, that at the Effective Time, such certificate shall be amended by virtue of this Agreement as follows:


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                           (i) Article  Fourth  shall be amended by deleting the
                  existing language in its entirety and replacing it with the following:

                                    The total number of shares of capital stock which the Corporation shall be authorized to issue shall be 1,000 shares, $.16-2/3 par value, of common stock.

                           (ii) Article Ninth shall be amended by deleting the existing language in its entirety and replacing it with the following:

                                    Directors  shall have terms  expiring at the
                                    annual  meeting of  stockholders.  Directors
                                    shall   continue   in  office   until  their
                                    successors are elected or appointed.

                           (iii) Articles Eleventh, Twelfth and Thirteenth shall
                  be deleted and Articles Fourteenth and Fifteenth shall be renumbered to become Articles Eleventh and Twelfth.

                  SECTION 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation except that such bylaws shall include the provisions set forth in Article X of the Company's bylaws until amended in accordance with applicable law and the terms of this Agreement.

                  SECTION 2.03. Directors and Officers. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time. The officers of the Company (together with the persons designated by Parent and notified to the Company in writing at least two business days prior to the Effective Time) shall be the officers of the Surviving Corporation as of the Effective Time subject to the right of the Board of Directors of the Surviving Corporation to appoint or replace officers.


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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                              AND MERGER SUBSIDIARY

                  Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item on the Parent Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Parent Disclosure Schedule:

                  SECTION 3.01 Organization and Qualification. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

                  SECTION 3.02 Authority; Non-Contravention; Approvals. (a) Parent and Merger Subsidiary each have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including without limitation, the consummation of the financing of the Merger pursuant to the Financing Commitments (as defined in Section 3.05) (the "Financing"). This Agreement has been approved by the Boards of Directors of Parent and Merger Subsidiary and the sole stockholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, including without limitation, the Financing. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to
enforcement  of  creditors'   rights   generally  and  (ii)  general   equitable
principles.


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                  (b) The execution,  delivery and performance of this Agreement by each of Parent and Merger  Subsidiary and the  consummation of the Merger and
the  transactions   contemplated   hereby,   including  without  limitation  the
Financing, do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or, other than in the case of the Financing, result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 3.02(c)), or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract" and collectively "Contracts") to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected, subject, in the case of consummation, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 3.02(b) of the Parent Disclosure Schedule. Excluded from the foregoing sentence of this paragraph (b), insofar as it applies to the terms, conditions or provisions described in clauses (ii) and
(iii) of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

                  (c) Except for (i) the filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) applicable filings, if any, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger, (iv) any required filings with or approvals from authorities of any foreign country or Puerto Rico in which the Company or its subsidiaries conduct any business or own any assets and (v) any required filings with or approvals from applicable environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is


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necessary for the  execution and delivery of this  Agreement by Parent or Merger
Subsidiary  or  the   consummation  by  Parent  or  Merger   Subsidiary  of  the
transactions contemplated hereby, including without limitation, the Financing, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

                  SECTION 3.03 Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in any proxy statement or information statement to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement") will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  SECTION 3.04 Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries beneficially owns any shares of Company Common Stock as of the date hereof.

                  SECTION 3.05 Financing. Parent has obtained written commitments (which commitments, as they may be amended or replaced from time to time in a manner which does not (i) adversely impact the solvency or viability of the Company after the Effective Time relative to the impact of financing in accordance with the existing written commitments, (ii) adversely affect the ability of Parent to consummate the Merger or (iii) add or adversely modify any conditions to the financing set forth in the written commitments delivered to the Company prior to the execution of this Agreement, are referred to herein as the "Financing Commitments") for the debt and equity financing necessary to consummate the Merger and to pay all associated costs and expenses (including any refinancing of indebtedness of Parent or the Company required in connection therewith) and has provided true, accurate and complete copies of such commitments (and any amendment or replacement thereof) to the Company.

                  SECTION 3.06 Reports, Financial Statements, etc. Since January 1, 1996, through the date of this Agreement, Parent has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "Parent SEC Reports") required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited financial statements of Parent included in Parent's Annual Report on Form 10-K for the twelve months ended December 31, 1997 and Parent's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1998 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments). Since the date of the most recent Parent SEC Report that contains consolidated financial statements of Parent through the date of this Agreement, there has not been any Parent Material Adverse Effect.

                  SECTION 3.07 Brokers and Finders. Except as disclosed in the Parent Disclosure Schedule, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

                  SECTION 3.08 Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports or as heretofore disclosed to the Company in writing with respect to acquisitions or potential transactions or commitments, to the knowledge of Parent as of the date of this Agreement, neither Parent nor any of its subsidiaries has incurred since December 31, 1997, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997 in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected to have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Merger Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Company Disclosure Schedule:

                  SECTION 4.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Restated Certificate of
Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

                  SECTION 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 400,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock ("Company Preferred Stock"). As of March 4, 1999, (i) 156,750,795 shares of Company Common Stock, including the associated Rights (as defined in Section 4.02(b)), were issued and outstanding, all of which shares of Company Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights, and no shares of Company Preferred Stock were issued and outstanding, (ii) 51,977,130 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company, (iii) 17,688,200 shares of Company Common Stock were reserved for issuance upon exercise of options issued and outstanding and 1,250,000 shares of Company Common Stock were reserved for issuance pursuant to existing awards under the Company's Long Term Incentive Plan (the "LTIP"), (iv) no shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants, including the associated Rights, and (v) 4,000,000 shares of Company Preferred Stock were designated as Series B Junior Participating Preferred Stock reserved for issuance under the Rights Agreement (as defined in Section 4.02(b)). Assuming the exercise of all outstanding options, warrants and rights

(other than the Rights) to purchase Company Common Stock and the vesting of all awards under the LTIP, as of March 4, 1999, there would be 175,688,995 shares of Company Common Stock issued and outstanding. Since March 4, 1999, except as permitted by the Agreement, (i) no shares of capital stock of the Company have been issued except in connection with the exercise of the instruments referred to in the second sentence of this Section 4.02(a) and except for shares of Company Common Stock required to be issued in connection with the Company's existing Dividend Reinvestment Plan ("DRP") and Employee Stock Ownership and Savings Plan (the "401-K Plan") and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of shares of capital stock of the Company have been issued, granted or made, except Rights in accordance with the terms of the Rights Agreement.

                  (b) Except for the Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of June 3, 1998, between the Company and First Chicago Trust Company of New York (the "Rights Agent"), or as set forth in Section 4.02(a), as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no obligations, contingent or otherwise, of the Company to
(i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of any subsidiary of the Company except in connection with the exercise of options pursuant to the terms of the Company Option Plans; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its subsidiaries. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as disclosed in the Company SEC Reports or as otherwise contemplated by this Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company. The Board of Directors of the Company has taken all action to amend the Rights Agreement (subject only to the execution of such amendment by the Rights Agent, which execution the Company shall cause to take place as promptly as reasonably practicable following the date of this Agreement) to provide that (i) none of the Parent and its subsidiaries shall become an "Acquiring Person" and no "Triggering Event" shall occur as a result of the execution, delivery and performance of this Agreement and the consummation of the Merger, (ii) no "Distribution Date" shall occur as a result of the announcement of or the execution of this Agreement or any of the transactions contemplated hereby and
(iii) the Rights will expire without any further force or effect as of immediately prior to the consummation of the Merger. Upon execution of the Rights Agreement by the Rights Agent, the amendment to the Rights Agreement shall become effective and shall remain in full force and effect until immediately following the termination of this Agreement in accordance with its terms. The Company has not otherwise amended the Rights Agreement to exempt any person or entity from the potential application of the Rights Agreement, other than Parent and its subsidiaries.

                  (c) The Company has previously made available to Parent complete and correct copies of the Company Option Plans, including all amendments thereto. The forms of Options are consistent in all material respects with the terms of the Company Option Plans. The Company has previously made available to Parent a complete and correct list setting forth as of December 31, 1998, (i) the number of Options outstanding and (ii) the weighted average exercise price for all outstanding Options.

                  SECTION 4.03 Subsidiaries. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so organized, existing, qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens (other than liens arising by operation of law), claims, encumbrances, security interests, equities and options of any nature whatsoever, except that such shares are pledged to secure the Company's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

                  SECTION 4.04 Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 6.01(a)) with respect solely to the Merger, to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval with respect solely to the Merger, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals (as defined in Section 4.04(c)) and the Company Stockholders' Approval, or (iii) any Contract to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, subject, in the case of consummation, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 4.04(b) of the Company Disclosure Schedule. Excluded from the foregoing sentence of this paragraph (b), insofar as it applies to the terms, conditions or provisions described in clauses (ii) and (iii) of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

                  (c) Except for (i) the filings by the Company required by the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger, (iv) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which Parent or its subsidiaries conduct any business or own any assets and (v) any required filings with or approvals from applicable domestic or foreign environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (v) and those disclosed in Section 4.04(c) of the Company Disclosure Schedule are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

                  SECTION 4.05 Reports and Financial Statements. Since January 1, 1996, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "Company SEC Reports") required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited financial statements of the Company included in the Company's Annual Report on Form 10-K for the twelve months ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998 (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

                  SECTION 4.06 Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports or as heretofore disclosed to Parent in writing with respect to acquisitions or potential transactions or commitments, neither the Company nor any of its subsidiaries had at September 30, 1998, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1998 in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected to have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

                  SECTION 4.07 Absence of Certain Changes or Events. Since the date of the most recent Company SEC Report that contains consolidated financial statements of the Company, there has not been any Company Material Adverse Effect.

                  SECTION 4.08 Litigation. Except as referred to in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Company Material Adverse Effect. Except as referred to in the Company SEC Reports or as may be entered into with Parent's prior written consent in connection with Section 5.12(b), neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits the consummation of the transactions contemplated hereby or would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.09 Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing thereof and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Merger Subsidiary or any stockholder of Parent for inclusion therein.

                  SECTION 4.10 No Violation of Law. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is in violation of or has been given written notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.11 Compliance with Agreements. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, (a) the respective certificates of incorporation, bylaws or similar organizational instruments of the Company or any of its subsidiaries, or (b) any Contract to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (b) of this Section 4.11, breaches, violations and defaults which would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.12 Taxes. (a) The Company and its subsidiaries  have
(i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or reserved in accordance with generally accepted accounting principles on the Company Financial Statements all Taxes required to be paid, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse

Effect. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with generally accepted accounting principles, and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor its subsidiaries has agreed to an extension of time with respect to a material Tax deficiency other than extensions which are no longer in effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of material Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of the Company other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements.

                  (b) The Company is not, and will not be as of the Effective Time, a United States Real Property Holding Corporation within the meaning of
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), assuming for this purpose that the date hereof and the Effective Time constitute "determination dates" within the meaning of Treas. Reg. ss. 1.897-2(c).

                  (c) The Company and each of its subsidiaries have withheld or collected and have paid over to the appropriate governmental entities (or are properly holding for such payment) all material Taxes required to be collected or withheld.

                  (d) For purposes of this Agreement, "Tax" (including, with correlative meaning, the terms "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect to such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treas. Reg. 1.1502-6 or analogous state, local or foreign law provision or otherwise, and "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  SECTION 4.13 Employee Benefit Plans; ERISA. (a) Except as disclosed in the Company SEC Reports, at the date hereof, the Company and its subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, programs, arrangements or practices, including severance plans or policies and employee benefit plans within the meaning set forth in Section 3(3) of (the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code) (such plans, programs, arrangements or practices of the Company and its subsidiaries being referred to as the "Company Plans"). Neither the Company nor any of its subsidiaries maintains or has any material liability with respect to any Multiple Employer Plan or contributes to or is obligated to contribute to any Multi-employer Plan. Neither the Company nor any of its subsidiaries has any obligation to create or contribute to any additional, material plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

                  (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which would reasonably be expected to have a Company Material Adverse Effect, (ii) except for premiums due, there is no outstanding liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, which would reasonably be expected to have a Company Material Adverse Effect,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) to the best knowledge of the Company, with respect to Company Plans subject to Title IV of ERISA, there has been no material change in the funded status of such plans from the status set forth most recently in the Company SEC Reports, (vi) each of the Company Plans has been operated and administered in accordance with applicable laws during the period of time covered by the applicable statute of limitations, except for failures to comply which would not reasonably be expected to have a Company Material Adverse Effect, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under such Sections 4203, 4204 and 4205, (ix) to the knowledge of the Company and its subsidiaries, there are no pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course or claims which would not reasonably be expected to have a Company Material Adverse Effect, (x) except for premiums due, the Company and its subsidiaries have no current liability under Title IV of ERISA, and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries, except for liabilities or anticipated liabilities which would not reasonably be expected to have a Company Material Adverse Effect, and (xi) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Company Plan that has resulted or could result in any liability (direct or indirect) of the Company or any subsidiary under Sections 409 or 502(c)(1) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code, except for liabilities or anticipated liabilities which would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" provisions and all severance agreements with executive officers.

                  (d) There are no agreements which will or would be reasonably expected to provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to the Company or subject to tax under Code Section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

                  SECTION 4.14 Labor Controversies. Except as disclosed in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives (including unions) of any of their employees, and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the

Company or its subsidiaries, except for such controversies and organizational efforts which would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.15 Environmental Matters. (a) Except as disclosed in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental
Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since January 1, 1997, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the Effective Time. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water

Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect at the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

                  (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

                  SECTION 4.16 Non-competition Agreements. Except as disclosed in the Company SEC Reports, neither the Company nor any subsidiary of the Company is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other material business currently engaged in by Parent or the Company, or any corporations affiliated with either of them, and (ii) would restrict or prohibit Parent or any subsidiary of the Parent (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in such business to the extent that such restriction or prohibition could reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.17 Title to Assets. The Company and each of its subsidiaries has good and valid title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or
(iii) as disclosed in the Company SEC Reports, and except for such matters which would not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.18 Company Stockholders' Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

                  SECTION 4.19 Opinion of Financial Advisor. The Company's financial advisor, Goldman, Sachs & Co. (the "Company Financial Advisor"), has delivered to the Board of Directors of the Company an oral opinion, to be confirmed in writing (the "Fairness Opinion") to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders from a financial point of view. Subject to the prior review and consent by the Company Financial Advisor, the Fairness Opinion shall be included in the Proxy Statement.

                  SECTION 4.20 Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, other than fees payable to the Company Financial Advisor or as disclosed in Section 4.20 of the Company Disclosure Schedule. An accurate copy of any fee agreement with the Company Financial Advisor has been provided to Parent.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01 Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement or disclosed in
Section 5.01 of the Company Disclosure Schedule, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

     (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend their respective certificates of incorporation or bylaws or equivalent constitutional documents,
(ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a wholly-owned subsidiary of the Company by a direct or indirect wholly-owned subsidiary of the Company and regular quarterly dividends on Company Common Stock not in excess of $0.19 per share declared and payable at times consistent with past practice (it being understood and agreed that the record dates for any such quarterly dividends shall be at least 90 days apart);

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) the Company may issue shares (A) upon exercise of Options outstanding on the date hereof or hereafter granted in accordance with the provisions of subclause (iv) of this clause (c) or pursuant to awards existing as of the date of this Agreement under the LTIP and (B) in accordance with the DRP and the Company's 401-K Plan as in effect on the date of this Agreement, (ii) the Company may (with Parent's prior written consent, which consent shall not be unreasonably withheld) issue shares of Company Common Stock (or warrants or options to acquire Company Common Stock) in connection with acquisitions of assets or businesses pursuant to the proviso of Section 5.01(d),
(iii) the Company may issue shares of Company Common Stock pursuant to earnouts from previously completed transactions in accordance with the existing terms of the agreements relating thereto, and (iv) subject to the proviso below, the Company may grant Options to purchase shares of Company Common Stock in accordance with the terms of the Company Option Plans to persons who are not currently directors, officers or employees of the Company or its subsidiaries and are hired by the Company or its subsidiaries after the date of this Agreement and such grants are made consistent with past practice and have an exercise price per share of Company Common Stock no less than the fair market value of a share of Company Common Stock as of the date of grant, provided that the number of Options granted pursuant to this subclause (iv) shall not exceed the number of Options which are outstanding as of the date of this Agreement and which are thereafter canceled or forfeited without exercise and (v) the Company may grant Options and LTIP awards in accordance with the description set forth in Section 5.01 of the Company Disclosure Schedule;

                  (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of the Company or any of its subsidiaries or borrowings under the credit facilities to be entered into substantially on the terms set forth in Section 5.01 of the Company Disclosure Schedule as such facilities may be amended in a manner that does not have a material adverse effect on the Company (the "Existing Credit Facilities") up to the existing borrowing limit on the date hereof, (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent, or (C) borrowings in connection with acquisitions as set forth in the proviso in this
Section 5.01(d), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Options pursuant to the terms of the Company Option Plans, (iii) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business and other than as set forth in the proviso in this Section 5.01(d), (iv) sell, pledge, dispose of or encumber any assets or businesses other than (A) sales of businesses or assets disclosed in
Section 5.01 of the Company Disclosure Schedule, (B) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, (C) sales or dispositions of businesses or assets consented to in writing by Parent (which consent shall not be unreasonably withheld) or for which consent is not denied within 24 hours after the Company notifies Parent (such notice to be delivered during business hours on a business day) in writing that it desires to effect such sale or disposition, (D) sales of real estate, assets or facilities for cash consideration (including any debt assumed by the buyer of such real estate, assets or facilities) of less than $100,000 in each such case and (E) sales or dispositions of businesses or assets as may be required by applicable law, or
(v) except as contemplated by the following proviso, enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that notwithstanding the foregoing, (I) the Company shall not be prohibited from acquiring any assets or business for cash in one or more transactions in which the aggregate revenues of such businesses and assets do not exceed $80 million in the aggregate and the value of the consideration paid (as determined in accordance with clause II(B)) in each such acquisition satisfies the internal rate of return criteria of the Company's existing acquisition policy as disclosed to Parent and (II) the Company shall not be prohibited from acquiring any assets or businesses or incurring or assuming indebtedness in connection with acquisitions of assets or businesses so long as (A) such acquisitions are disclosed in Section 5.01 of the Company Disclosure Schedule, or (B) the aggregate value (determined at the time of execution of the agreement pursuant to which such business or asset is acquired) of consideration paid or payable in connection with any such acquisition (other than those acquisitions disclosed in Schedule 5.01 of the Company Disclosure Schedule) including any funded indebtedness assumed and any Company Common Stock issued with Parent's prior written consent (which consent shall not be unreasonably withheld) in connection with such acquisitions (valued for purposes of this limitation at a price per share equal to the price of the Company Common Stock on the date the agreement in respect of any such acquisition is entered into) does not exceed 1.5 times the revenues generated by such business or assets for the preceding twelve month period for which financial statements are available and also does not exceed 5.5 times projected earnings before interest, taxes, depreciation and amortization on a pro forma basis for the twelve month period immediately following the expected closing date of the acquisition reflecting reasonably anticipated cost reductions and synergies to be generated by such business or assets. For purposes of the foregoing, any contingent, royalty and similar payments made in connection with acquisitions of businesses or assets shall be included as acquisition consideration and shall be deemed to have a value equal to their present value assuming a 8% per annum discount rate and assuming that all amounts payable for the first five years following consummation of the acquisitions (but not thereafter) are paid. Notwithstanding anything herein to the contrary: (A) the Company will not acquire or agree to acquire any assets or businesses if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger; (B) the Company will not, and will cause its subsidiaries not to, acquire or agree to acquire any assets or businesses if such assets or businesses are not in industries in which the Company currently operates, unless such assets or businesses are acquired incidental to an acquisition of businesses or assets that are in industries in which the Company currently operates and it is reasonable to acquire such incidental businesses or assets in connection with such acquisition; and (C) the Company will not, and will cause its subsidiaries not to, acquire or agree to acquire all or substantially all of the business, assets, properties or capital stock of any entity with securities registered under the Securities Act or the Exchange Act;

                  (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them other than as expressly permitted by the terms of this Agreement;

                  (f) subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

                  (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees or with any other persons, except pursuant to (i) applicable law, (ii) previously existing contractual arrangements or policies disclosed pursuant to this Agreement or (iii) employment agreements entered into with a person who is hired by the Company or one of its subsidiaries to replace an employee who is terminated or voluntarily resigns and who, at the time of termination, was party to an employment agreement with the Company or one of its subsidiaries, provided that such new employment agreement shall be on terms (including salary and benefits) comparable in all material respects to the contract covering the terminated employee and shall not contain a change of control provision and shall not be for a term of more than one year or provide for severance pay or benefits (other than base salary and benefits payable if such contract had not been terminated prior to the expiration of its term).

                  (h) not increase the salary or monetary compensation of any person except for increases consistent with past practice as reflected in the Company's Annual Budget for fiscal 1999 or except pursuant to applicable law or previously existing contractual arrangements;

                  (i) not adopt, enter into or amend to increase benefits or obligations any pension or retirement plan, trust or fund and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as required to comply with changes in applicable law, (ii) any of the foregoing involving any such then existing plans, agreements, trusts, funds or arrangements of any company acquired after the date hereof, or (iii) as required pursuant to an existing contractual arrangement or agreement;

                  (j) not make expenditures, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, except (i) as included in, or consistent with, the Company's Annual Budget for fiscal 1999, (ii) for emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company's business or operations consistent with past practice (and, if reasonably practicable, after consultation with Parent), (iii) for repairs and maintenance in the ordinary course of business consistent with past practice or (iv) as expressly permitted by paragraph (d) of this Section 5.01;

                  (k) not enter into any contract or commitment (i) providing for the provision of services (including, but not limited to, waste disposal, waste hauling, or landfill use) by the Company or any of its subsidiaries that has a term of more than three years and which is reasonably expected to generate more than $15 million in revenues over its term or (ii) providing for the purchase of services by the Company or any of its subsidiaries that has a term of more than one year and which is reasonably expected to involve payments of more than $1 million over its term;
                  (l) not make, change or revoke any material Tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which would reasonably be expected to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future.

                  SECTION 5.02 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                  SECTION 5.03 Acquisition Transactions. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall use its reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or
otherwise,   whether  for  cash,   securities  or  any  other  consideration  or
combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

                  (b) Notwithstanding the provisions of paragraph (a) above, (i)
the Company may, prior to receipt of the Company Stockholders' Approval, in response to an unsolicited bona fide written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal") from a corporation, partnership, person or other entity or group (a "Potential Acquirer") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor, could reasonably be expected to result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (a "Qualifying Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of the Confidentiality Agreement (as defined in Section 5.04)) confidential or non-public information to, and negotiate with, such Potential Acquirer if the Board of Directors of the Company, after consulting with its outside legal counsel, determines in good faith that consideration of the Acquisition Proposal is reasonably necessary for the Board of Directors to act in a manner consistent with its fiduciary duties or that the failure to provide such confidential or non-public information to or negotiate with such Potential Acquirer would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders, and, upon termination of this Agreement in accordance with Section 7.01(v) or (vi) and after payment to Parent of the fee pursuant to
Section 5.11(b), resolve to accept, or recommend, or enter into agreements relating to, a Qualifying Proposal as to which the Company's Board of Directors, in good faith, has determined is reasonably likely to be consummated (such Qualifying Proposal being a "Superior Proposal") and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 under the Exchange Act or otherwise make disclosure required by the federal securities laws. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph
(b) shall not constitute a violation of paragraph (a) of this Section 5.03.

                  (c) The Company shall promptly notify Parent after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact.

                  (d) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Parent shall promptly notify the Company after receipt of any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of Parent, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof and shall indicate in reasonable detail the identity of the offeror or person and the material terms and conditions of such proposal or offer and the financing arrangements, if any, relating thereto.

                  SECTION 5.04. Access to Information. Subject to applicable law, the Company and its subsidiaries shall afford to Parent and Merger Subsidiary and their respective accountants, counsel, financial advisors, sources of financing and other representatives (the "Parent Representatives") reasonable access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning its businesses, properties and personnel as Parent or Merger Subsidiary shall reasonably request and will use reasonable efforts to obtain the reasonable cooperation of the Company's officers, employees, counsel, accountants, consultants and financial advisors in connection with the investigation of the Company by Parent and the Parent Representatives; provided, however, that no investigation pursuant to this
Section 5.04 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Information" for purposes of the Confidentiality Agreement dated February 24, 1999 between Parent and the Company (the "Confidentiality Agreement"), provided that (i) Parent, Merger Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval, and (ii) each of Parent, Merger Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties.

                  SECTION 5.05. Notices of Certain Events. (a) The Company shall promptly as reasonably practicable after executive officers of the Company acquire knowledge thereof, notify Parent of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which the Company or any of its subsidiaries is a party or the failure of which to obtain would materially delay consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.08 or 4.10 or which relate to the consummation of the transactions contemplated by this Agreement.

                  (b) Each of Parent and Merger Subsidiary shall promptly as reasonably practicable after executive officers of the Parent acquire knowledge thereof, notify the Company of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which Parent or its subsidiaries are a party or the failure of which to obtain would materially delay the Merger,
(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened, against Parent or Merger Subsidiary, which relate to consummation of the transactions contemplated by this Agreement.

                  (c) Subject to the provisions of Section 5.03, each of the Company, Parent and Merger Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Effective Time unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be;
provided, however, that the delivery of any notice pursuant to this Section 5.05(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.06. Merger Subsidiary. Parent will take all action necessary (a) to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Merger Subsidiary shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness (other than as contemplated by the financing required for the Merger and related transactions).

                  SECTION 5.07. Employee Benefits. (a) Parent shall assume and honor, or shall cause the Surviving Corporation to assume and honor, all Company Plans pursuant to the terms of the Company Plans (provided, that, except as expressly provided by this Agreement, Parent shall have no obligation under this Agreement to continue to provide benefits thereunder in respect of periods following the Effective Time and nothing herein shall prevent termination of such plans). Prior to the Effective Time, the Company may take all action necessary to terminate the Company's Deferred Compensation Plan, Grandfathered Benefit Restoration Plan and Benefit Restoration Plan and to permit participants in such plans to receive lump sum payments of their accrued benefits (as determined under the provisions of the plan as in effect on the date hereof) under such plans at the Effective Time. Prior to the Effective Time, the Company shall take all action necessary to amend the Company's Retirement Plan to provide that (i) as of the Effective Time, the accrued benefit of participants in the Retirement Plan is frozen as of such date (including without limitation with respect to the crediting of accruals following the Effective Time) and consistent with the current provisions of the plan, a credit for 1999 accruals is made under the cash balance portion of the plan through the Effective Time and (ii) following the Effective Time, no individuals shall commence to participate in such plan; provided, however, that participants as of the Effective Time shall, following the Effective Time, continue (x) to vest in their accrued benefit, (y) to receive annual interest credits under the cash balance portion of the plan at the rate provided pursuant to the existing terms of the plan and (z) to have compensation considered for purposes of calculation of "Final Average Compensation" under the "Old Plan Benefit" portion of the plan (to the extent so considered as of the date hereof). The Company shall, as required by law, provide participants with notice of the amendments required by this Section 5.07(a). Nothing herein shall prevent Parent, in its sole discretion, from terminating such plan in compliance with applicable law at any time after the Effective Time.

                  (b) Parent acknowledges that for purposes of the Company Plans, the consummation of the Merger will constitute a "Change in Control" of the Company, and the Company's Annual Management Incentive Plan and Long-Term Incentive Plan shall be terminated effective as of the Effective Time, and the Company shall make payments to participants in accordance with the terms of such plans at the Effective Time or as soon as reasonably practicable thereafter. The Company shall take all steps necessary to ensure that no portion of any payments to be received by any individual on or following the Effective Time (whether pursuant to this Section 5.07(b), or otherwise) will be eligible for conversion under the Company's Convertible Annual Incentive Award Plan.

                  (c) Parent currently intends, or intends to cause the Surviving Corporation to, provide for a period of at least 1 year following the Effective Time, employee benefits and incentive compensation to active employees of the Company and its subsidiaries employed as of the Effective Time who are not covered by any collective bargaining agreement ("Company Employees") that are no less favorable in the aggregate than those provided to similarly situated employees of Parent and its subsidiaries (excluding, however, severance payments for employees covered by paragraph (d) hereof).

                  (d) Parent agrees to provide Company Employees who do not have employment agreements and who would not otherwise receive severance pay upon termination of employment greater than the severance pay provided under this
Section 5.07(d) with severance benefits if such employee's employment is involuntarily terminated without cause (including termination of employment by reason of "Constructive Discharge" which, for purposes of this Agreement, means a reduction of base salary or wages or forced relocation of more than thirty miles) during the period commencing upon the Effective Time and ending twelve months after the Effective Time. The Company may, with the prior consent of Parent (which consent shall not be unreasonably withheld), establish such severance plan prior to the Effective Time. The plan to be established pursuant to this Section 5.07(d) shall provide that an eligible Company Employee shall receive a lump sum amount of severance pay equal to two weeks of weekly base salary or wages (as in effect immediately prior to termination) for each whole year of service with the Company or its subsidiaries, with a minimum amount of severance pay equal to one week of weekly base salary or wages (so long as such Company Employee has at least six months of service as of the date of termination) and a maximum amount of severance pay equal to fifty-two weeks of weekly base salary or wages. Severance pay to a Company Employee (i) shall be net of withholding taxes, (ii) shall not be included as compensation in any other employee benefit plan or program unless required by such plan or program,
(iii) shall be payable only upon execution by the Company Employee of a general release in the favor of Parent, the Company, and their respective subsidiaries in accordance with the Company's current practices and (iv) subject to clause
(iii), shall be paid reasonably promptly after a qualifying termination of employment. Any severance pay to which a Company Employee is entitled hereunder shall be reduced by the severance pay such Company Employee receives from any other source.

                  (e) Parent and the Company each hereby acknowledge and agree that (i) at the Effective Time, each of the executives listed in Section 5.07(e) of the Company Disclosure Schedule will be deemed to have terminated his or her employment with the Company under circumstances which entitle such executive to the severance pay required by the contracts listed in Section 5.07(e) of the Company Disclosure Schedule; (ii) each such executive will become entitled to receive the severance pay (and other payments) required by such contracts upon a termination of employment following a "change of control" at the Effective Time; and (iii) any severance pay to which such executives are entitled shall be paid at the Effective Time or as soon as practicable after the Effective Time. The Company shall, prior to the Effective Time, use its reasonable efforts to take all action necessary such that each executive to whom this Section 5.07(e) applies shall be deemed to have consented to the payment of severance pay in accordance with this Section 5.07(e), notwithstanding any provision to the contrary in such contracts. The executives listed in Section 5.07(e) of the Company Disclosure Schedule shall receive the coverage set forth in Section 5.07(f), subject to applicable law and to the extent permitted by applicable insurance policies.

                  (f) Parent shall use reasonable efforts to cause any Company Employee (i) whose employment is involuntarily terminated without cause (including by reason of Constructive Discharge) during the twelve months following the Effective Time and (ii) who is age fifty or older on the date of termination to be provided with continued medical, dental and vision coverage for such Company Employee and his or her dependents from the date of termination until age sixty-five at such Company Employee's expense; provided, however, that the obligation of Parent set forth in this Section 5.07(f) (x) shall cease if the Company Employee becomes eligible for coverage under any other employee benefit plan providing substantially similar benefits and (y) shall in any event be subject to applicable law. Coverage required by this Section 5.07(f) shall commence upon termination of the coverage required by Section 5.07(g).

                  (g) Subject to applicable law and to the extent permitted by applicable insurance policies, Parent shall cause any Company Employee whose employment is involuntarily terminated without cause (including by reason of Constructive Discharge) during the twelve months following the Effective Time to be provided with health insurance coverage at no cost to such Company Employee equal to the number of weeks based on the calculation of severance pay in
Section 5.07(d) hereof, up to a maximum of fifty-two weeks. To the extent permitted by applicable existing insurance policies of Parent, the COBRA continuation coverage period shall commence thereafter with coverage at Company Employee's cost.

                  (h) Parent (i) shall cause outplacement services to be provided to Company Employees based in the Houston corporate offices as of the Effective Time whose employment is involuntarily terminated without cause (including by reason of Constructive Discharge) within twelve months following the Effective Time and (ii) shall use reasonable efforts to cause outplacement services to be provided, whenever it deems the provision of such services to be desirable, to Company Employees whose employment is terminated as part of a significant concentration of workplace reductions. Such outplacement services shall be at the Company's expense, equal to the number of weeks based on the calculation of severance pay under Section 5.07(d) hereof, up to a maximum of fifty-two weeks.

                  (i) For purposes of all employee benefit plans maintained by or contributed to by the Parent or its subsidiaries in which Company Employees participate, Parent shall cause each such plan to treat the prior service with the Company and its subsidiaries of each Company Employee as service rendered to Parent or its subsidiaries, as the case may be, for purposes of eligibility to participate, vesting, benefit accrual and levels of benefits under such plans, provided, that the foregoing shall not apply to the extent that its application would result in duplication of accrual of benefits or to newly established plans and programs for which prior service of Parent employees is not taken into account.

                  (j) Parent shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefits plans that such Company Employees may be eligible to participate in after the Effective Time, whether pursuant to the provisions of this Section
5.07 or otherwise, except to the extent that any Company Employees were subject to such preexisting conditions, exclusions and waiting periods under the Company plans, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time (in the calendar year of the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

                  (k) For so long after the Effective Time as the Company maintains the cash or deferred arrangement under Section 401(k) of the Code in which Company Employees participate immediately prior to the Effective Time and Parent's 401(k) plans have a loan feature, Parent shall cause the plan to retain the loan feature of such plan.

                  SECTION 5.08. Meeting of the Company's Stockholders. The Company shall as promptly as practicable after the date of this Agreement take all action necessary in accordance with Delaware Law and its Restated Certificate of Incorporation and bylaws to convene a meeting of the Company's stockholders (the "Company Stockholders' Meeting") to act on this Agreement. The Board of Directors of the Company shall, subject to its fiduciary duties, recommend that the Company's stockholders vote to approve the Merger and adopt this Agreement, and use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and to take all other action in its judgment necessary and appropriate to secure the vote of stockholders required by Delaware Law to effect the Merger.

                  Between the date hereof and the Effective Time, neither Parent nor any of its subsidiaries shall acquire, or agree to acquire, whether in the open market or otherwise, any rights in any equity securities of the Company other than pursuant to the Merger.

                  SECTION 5.09. Proxy Statement. As promptly as practicable after execution of this Agreement, the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act, and use all reasonable efforts to have the Proxy Statement cleared by the SEC. Parent, Merger

Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and the Company shall take all steps necessary to file with the SEC and cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

                  SECTION 5.10. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NYSE, will not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 5.11 Expenses and Fees. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Proxy Statement shall be shared equally by Parent and the Company.

     (b) The Company agrees to pay to Parent a fee equal to $225 million if: (i) the Company terminates this Agreement pursuant to clause (v) or (vi) of Section 7.01;
                           (ii) Parent  terminates  this  Agreement  pursuant to
clause (vii) of Section 7.01, which fee shall be payable within two business days of such termination;

                           (iii) this  Agreement is terminated for any reason at
a time at which Parent was not in material breach of its covenants contained in this Agreement and was entitled to terminate this Agreement pursuant to clause (viii) of Section 7.01, and (i) prior to the time of the Company Stockholders' Meeting a proposal by a third party relating to an Acquisition Transaction had been made, and (ii) on or prior to the nine month anniversary of the termination of this Agreement (x) the Company or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do) with respect to an Acquisition Transaction involving a person, entity or group if such person, entity, group (or any member of such group, or any affiliate of any of the foregoing) made a proposal with respect to an Acquisition Transaction on or after the date hereof and prior to the Company Stockholders' Meeting and such Acquisition Transaction is consummated or (y) an Acquisition Transaction shall otherwise occur with any person who shall have made a proposal with respect to an Acquisition Transaction no later than 90 days after termination of this Agreement. Such fee shall be payable upon the first occurrence of any such event.

                  (c) Parent shall pay to the Company a fee equal to $225 million if this Agreement is terminated pursuant to clause (ii) of Section 7.01 and at such time (i) Parent or its subsidiaries have not received funds pursuant to the Financing sufficient to consummate the Merger and related transactions,
(ii) all conditions to Parent's obligation to consummate the Merger shall have been satisfied, other than conditions relating to the HSR Act or any law, regulation, order, judgment, injunction or decree relating to antitrust or competition matters and except insofar as any condition requires the delivery of officers certificates, (iii) Parent is not in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement except for breaches which did not result in a failure to satisfy the conditions to Parent obtaining funds pursuant to the definitive agreement relating to the debt financing for the Merger (the "Definitive Debt Agreement") or to Parent's obligations to consummate the Merger, (iv) the Company is not in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement except for breaches which did not result in a failure to satisfy the conditions to Parent obtaining funds pursuant to the Definitive Debt Agreement and (v) at the time the Definitive Debt Agreement was executed, Parent was not in breach of any of its representations and warranties in such agreement with respect to Parent and its subsidiaries and, to the best of Parent's knowledge at such time, Parent was not in breach of Parent's representations and warranties in such agreement with respect to the Company and its subsidiaries, in either case, except for breaches which would not result in a failure to satisfy the conditions to Parent obtaining funds pursuant to the Definitive Debt Agreement. Parent shall have no liability for the failure of Parent to obtain funds pursuant to the Definitive Debt Agreement and consummate the Merger as a result of a breach by the Company of any of its covenants, agreements, representations or warranties set forth in this Agreement. If all of the requirements of the first sentence of this paragraph (c) for the payment of a fee are satisfied other than that set forth in clause (iii) or clause (v) of such sentence, then Parent shall be obligated to pay such $225 million fee (which amount shall be credited against any amount for which Parent may be held liable in connection with the failure to consummate the Merger).

                  (d) Parent agrees to pay to the Company a fee equal to $225 million if this Agreement is terminated pursuant to clause (ii) of Section 7.01 or clause (iii) of Section 7.01 (only to the extent such termination under clause (iii) relates to antitrust or competition matters) and at such time (i) the waiting period under the HSR Act shall not have expired or been terminated or any injunction, order or decree relating to antitrust or competition matters shall prohibit or restrain consummation of the Merger, and (ii) all of the other conditions to Parent's obligation to consummate the Merger have been satisfied or would be satisfied absent the occurrence or failure to occur of the events described in sub-clause (i) of this clause (d), except conditions insofar as they relate to the delivery of officers certificates and conditions which are not (or would not be) so satisfied as a result of Parent's breach of this Agreement.

                  (e) Only one fee aggregating $225 million shall be payable pursuant to paragraphs (c) and (d) even if the circumstances giving rise to the obligation to pay a fee exists under both such paragraphs. Such fee shall be payable at the time Parent so terminates this Agreement or within two business days after the Company so terminates this Agreement.

                  SECTION 5.12 Agreement to Cooperate. (a) Subject to the terms and conditions of this Agreement, including Section 5.03, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, none of the parties hereto shall knowingly take or cause to be taken any action (including, but not limited to, in the case of Parent, (x) the incurrence of material debt financing, other than the financing in connection with the Merger and related transactions and other than debt financing incurred in the ordinary course of business, and (y) the acquisition of businesses or assets) which would reasonably be expected to materially delay or prevent consummation of the Merger. Parent shall use its reasonable best efforts to cause the satisfaction of the conditions to the receipt of funds pursuant to the Financing Commitments.

                  (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall offer to take (and if such offer is accepted, commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental entity with respect to the Merger so as to enable the Effective Time to occur prior to September 15, 1999 (the "Outside Date") and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective subsidiaries or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time beyond the Outside Date. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger. If Parent shall have complied with all of its obligations under this Section 5.12, but there is no action that Parent or the Company can undertake or offer to undertake that would eliminate the impediment asserted by the FTC, Antitrust Division, or State Attorney General or other order in any suit or proceeding, in order for the Effective Time to occur prior to the applicable date specified in Section 7.01(ii), assuming all conditions other than those relating to such impediment or order have been satisfied or waived, then Parent shall not be deemed to have breached its obligations under this Section 5.12.

                  (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

                  (d) In connection with the consummation of the financing contemplated by the Financing Commitments, at the reasonable request of Parent, the Company (i) agrees to enter into such agreements, to use reasonable best efforts to deliver such officers certificates and opinions as are customary in financing of this type and as are, in the good faith determination of the persons executing such officers certificates or opinions, accurate, and agrees to pledge, grant security interests in, and otherwise grant liens on, its assets pursuant to such agreements as may be reasonably requested, provided that no obligation of the Company under any such agreement, pledge, or grant shall be effective until the Effective Time and (ii) will provide to the lenders specified in the Financing Commitments financial and other information in the Company's possession with respect to the Merger, make the Company's senior officers available to assist the lenders specified in the Financing Commitments, and otherwise cooperate in connection with the consummation of the Financing, it being understood and agreed that if the Company fails to deliver such accurate officers certificates and opinions described in sub-clause (i) of this clause
(d) and, as a result thereof, the conditions set forth in Sections 6.01(d) or 6.01(e) are not satisfied, Parent shall have no liability under this Agreement (including Section 5.11) for, or for the failure to satisfy, such conditions.

                  (e) The Company shall, jointly with the banks providing the Financing, retain a nationally recognized independent evaluation firm reasonably satisfactory to the Company and the banks providing the debt financing to render a solvency letter (the "Solvency Letter") immediately prior to the Effective Time to the banks and the Company with respect to the solvency of Parent and its subsidiaries after giving effect to the Merger and the financing contemplated by the Financing Commitments. Parent and the Company shall cooperate with any reasonable requests for information by such firm.

                  (f) Parent shall provide the Company any certificates from Parent relating to the solvency and adequate capitalization of Parent and Parent's ability to pay its debts that are given to any banks, other lenders in connection with the Financing or the independent evaluation firm as may be reasonably requested by the Company. Any such certificate, opinion or other statement will be provided to the Company at the time it is provided to such banks or other lenders.

                  SECTION 5.13 Directors' and Officers' Indemnification. (a) The indemnification provisions of the certificate of incorporation and bylaws of the Company as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company. Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms each of the covenants contained in this
Section 5.13 without limit as to time.

                  (b) Without limiting Section 5.13(a), after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) and the Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, (ii) the Parent and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Delaware Law and the Parent's or the Surviving Corporation's respective certificate of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and, provided further, that if Parent or the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to Parent or the Surviving Corporation, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 5.13.

                  (d) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers) with respect to matters arising on or before the Effective Time.

                  (e) Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.13.

                  (f) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the charter or bylaws of the Company, any indemnification agreement, under the Delaware Law or otherwise. The provisions of this Section
5.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:
                           (a) this  Agreement  and the  Merger  shall have been
                  adopted by the requisite vote of the stockholders of the Company in accordance with Delaware Law (the "Company Stockholders' Approval");

                           (b) no provision of any applicable  domestic (whether
                  federal, state or local) or foreign law or regulation and no judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall be in effect which has the effect of making the Merger or the Financing illegal or shall otherwise restrain or prohibit the consummation of the Merger or the Financing (each party agreeing to use its best efforts, including appeals to higher courts, to have any judgment, injunction, order or decree lifted), except for any law or regulation the violation of which would not, singly or in the aggregate, reasonably be expected to (i) have a Parent Material Adverse Effect (after giving effect to the Merger), (ii) result in a criminal violation (other than a misdemeanor the only penalty for which is a monetary fine), or (iii) result in Parent or its subsidiaries failing to meet the standards for licensing, suitability or character set by any foreign, federal, state or local authority relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) could reasonably be expected to have a Parent Material Adverse Effect (after giving effect to the Merger); and

                           (c) the waiting period  applicable to consummation of
                  the Merger and the Financing under the HSR Act shall have expired or been terminated.

                  SECTION 6.02. Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Merger Subsidiary shall have performed their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform or to be true and correct that would not reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer, the President or a Vice President of Parent and of the Chief Executive Officer, the President or a Vice President of Merger Subsidiary to that effect.

                  (b) Parent shall have delivered a certificate to the Company, in form and substance reasonably satisfactory to the Company, to the effect that, at the Effective Time, after giving effect to the Merger and the transactions contemplated hereby, including without limitation, the Financing, Parent and its subsidiaries, taken as a whole, will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

     (c) The Company shall have received the Solvency Letter in form and substance reasonably satisfactory to the Company.

                  SECTION 6.03 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Merger Subsidiary, the obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                  (a) the Company shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform and to be true and correct that would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a Certificate of the Chief Executive Officer, the President or a Vice President of the Company to that effect;

                  (b) all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to (i) have a Parent Material Adverse Effect (after giving effect to the Merger), (ii) result in a criminal violation (other than a misdemeanor the only penalty for which is a monetary fine), or (iii) result in Parent or its subsidiaries failing to meet the standards for licensing, suitability or character set by any foreign, federal, state or local authority relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) could reasonably be expected to have a Parent Material Adverse Effect (after giving effect to the Merger); and

                  (c) all consents, approvals or authorizations required to be obtained pursuant to any Contract or permit to which the Company or its subsidiaries are a party or of which the Company or its subsidiaries are a beneficiary in order to avoid a Parent Material Adverse Effect (after giving effect to the Merger) shall have been obtained.


                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                            (i) by mutual written consent of the Company and
                  Parent;

                           (ii) by either the  Company or Parent,  if the Merger
                  has not been consummated by September 15, 1999, provided that such date shall automatically be extended until December 31, 1999 if, on September 15, 1999, the waiting period under the HSR Act has not expired or been terminated or any injunction, order or decree shall prohibit or restrain consummation of the Merger and provided further that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date;

                           (iii) by either the Company or Parent if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party;

                           (iv) by either the  Company  or Parent,  if (x) there
                  has been a breach by the other party of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or prevent or delay the consummation of the Merger beyond the date specified in Section 7.01(ii), and which has not been cured in all material respects within 30 days after written notice of such breach by the terminating party, or (y) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be, or prevent or delay the consummation of the Merger beyond the date specified in Section 7.01(ii), and which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

                           (v)  by the  Company  if,  prior  to  receipt  of the
                  Company Stockholders' Approval, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by
                  Section 5.11(b) shall have been received by Parent;

                           (vi) by the  Company  if,  prior  to  receipt  of the
                  Company Stockholders' Approval, (A) a tender or exchange offer is commenced by a Potential Acquirer (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer, and (C) the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 5.11(b) shall have been received by Parent;

                           (vii) by the Parent, if the Board of Directors of the
                  Company shall have failed to recommend, or shall have withdrawn, modified or amended in any material respects its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member); or

                           (viii) by Parent or the  Company if the  stockholders
                  of the Company fail to approve the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 7.01, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Merger Subsidiary or their respective officers or directors (except as set forth in this Section 8.01, in the second sentence of Section 5.04 and in Sections
5.11 and 8.05 all of which  shall  survive  the  termination).  Nothing  in this
Section 8.01 shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement except that payment of the fees contemplated by Section 5.11(c) (if, at the time of termination of this Agreement under circumstances giving rise to the obligation to pay a fee pursuant to such Section 5.11(c), the requirements set forth in clauses (iii) and (v) of the first sentence of Section 5.11(c) are satisfied) or Section 5.11(d) (unless such failure resulted from Parent's breach of Section 5.12) shall relieve Parent and Merger Subsidiary from all liability arising out of failure of the Merger to occur on or prior to the Outside Date (or on or prior to the last day of any extension thereof).

                  SECTION 8.02. Non-Survival of Representations and Warranties. No representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Merger Subsidiary nor their respective officers or directors shall have any further obligation with respect thereto except for the agreements contained in Articles I, II and VIII and Sections 5.07 and 5.13.

                  SECTION 8.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                If to Parent or Merger Subsidiary, to:

                Allied Waste Industries, Inc.
                15880 Greenway-Hayden Loop
                Suite 100, Scottsdale, AZ  85260
                Attention:     Steven Helm, Esq.,
                               Vice President, Legal
                Facsimile:     (602) 627-2703

                with copies to:

                Fried, Frank, Harris, Shriver & Jacobson
                One New York Plaza
                New York, New York  10004
                Attention:  Peter Golden, Esq.
                Facsimile:        (212) 859-4000

                If to the Company, to:

                Browning-Ferris Industries, Inc.
                757 N. Eldridge
                Houston, TX  77075

                Attention:        Corporate Secretary
                                  Facsimile:  (281) 870-7825
                with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, New York  10019-6150
                Attention:  Richard D. Katcher, Esq.
                Eric S. Robinson, Esq.
                Facsimile:        (212) 403-2000

                  SECTION 8.04 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) "knowledge" shall mean actual knowledge of the executive officers of the Company or Parent, as the case may be, and (iii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. For purposes of determining whether any fact or circumstance involves a material adverse effect on the results of operations of a party, any special transaction charges incurred by such party as a result of the consummation of transactions contemplated by this Agreement shall not be considered.

                  SECTION 8.05 Miscellaneous. This Agreement (including the documents and instruments referred to herein): shall not be assigned by operation of law or otherwise except that Merger Subsidiary may assign its obligations under this Agreement to any other wholly-owned subsidiary of Parent subject to the terms of this Agreement. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. THE EXCLUSIVE VENUE FOR THE ADJUDICATION OF ANY DISPUTE OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE THE COURTS LOCATED IN THE STATE OF DELAWARE AND THE PARTIES HERETO AND THEIR AFFILIATES EACH CONSENT TO AND HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE.

                  SECTION 8.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 8.07. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver or amendment.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 8.08. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 5.13, which are intended for the benefit of the Company's former and present officers, directors, employees and agents, the provisions of Articles I and II, which are intended for the benefit of the Company's stockholders, including holders of Options, the provisions of Section 5.07, which are intended for the benefit of the parties to the agreements or participants in the plans referred to therein.

                  SECTION 8.09. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 8.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          BROWNING-FERRIS INDUSTRIES, INC.



                          By:      /s/ Bruce E. Ranck
                                    -----------------------------------------
                                    Title:  President and Chief Executive
                                              Officer



                          ALLIED WASTE INDUSTRIES, INC.



                          By:      /s/ Thomas H. Van Weelden
                                   -------------------------------------------
                                   Title:  Chairman and Chief Executive
                                             Officer



                         AWIN I ACQUISITION CORPORATION



                          By:      /s/ Larry D. Henk
                                  --------------------------------------------
                                  Title: President